Exhibit (b)(3)

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED One Bryant Park New York, NY 10036 BANK OF AMERICA, N.A. One Bryant Park New York, NY 10036	ROYAL BANK OF CANADA Three World Financial Center 200 Vesey Street New York, NY 10281	SUNTRUST ROBINSON HUMPHREY, INC. SUNTRUST BANK 303 Peachtree Street Atlanta, GA 30308

Highly Confidential

August 10, 2012

Legend Parent, Inc.

320 Park Avenue

New York, NY 10022

Attention: Gregory Belinfanti

Project Legend

First Amendment to Amended and Restated Commitment Letter

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Commitment Letter by and among Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Royal Bank of Canada, SunTrust Bank and SunTrust Robinson Humphrey, Inc. (together, the “Commitment Parties”) and Legend Parent, Inc. (the “Company”) dated as of July 26, 2012 (the “Commitment Letter”). Pursuant to Section 13 of the Commitment Letter, the Commitment Parties and the Company desire to enter into this letter agreement (this “Amendment”) in order to amend the provisions of the Commitment Letter as set forth herein.

Now, therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, and intending to be legally bound hereby, the Commitment Parties and the Company hereby agree as follows:

Section 1. Amendments.

(a) Section (d)(i) of Exhibit A to the Commitment Letter shall be amended by deleting such subsection in its entirety (including the footnote contained therein) and inserting the following in replacement thereof:

“(i) a term loan facility in an aggregate principal amount of up to $440.0 million, and”

(b) Section (f) of Exhibit A to the Commitment Letter shall be amended by deleting subsection (d) thereof in its entirety and inserting the following in replacement thereof:

“(d) the amount of any remaining deferred acquisition payments not made by the Borrower prior to the Closing Date (the “Deferred Acquisition Payments”)”

Section 2. Commitment Letter in Full Force and Effect. Except as amended hereby, the Commitment Letter shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

Section 3. Miscellaneous. Section 12 of the Commitment Letter (Governing Law; Waiver of Jury Trial; etc.) shall be deemed to be incorporated herein as if set forth herein in its entirety, mutatis mutandis. No amendment or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. The Commitment Letter, the Term Sheets and the Fee Letter (each as defined in the Commitment Letter), and this Amendment are the only agreements between the parties hereto with respect to the matters contemplated hereby and thereby and set forth the entire understanding of the parties with respect thereto. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission (or in “pdf” or similar format by electronic mail) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature pages follow.]

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Peter W. Hofmann
Name:	Peter W. Hofmann
Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Peter W. Hofmann
Name:	Peter W. Hofmann
Title:	Director

ROYAL BANK OF CANADA

By:	/s/ James S. Wolfe
Name:	James S. Wolfe
Title:	Managing Director Head of US Leveraged Finance

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Subhadra Shirvastava
Name:	Subhadra Shirvastava
Title:	Director

SUNTRUST BANK

By:	/s/ David Yates
Name:	David Yates
Title:	Managing Director

LEGEND PARENT, INC.

By:	/s/ Gregory Belinfanti
Name:	Gregory Belinfanti
Title:	President